UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 11, 2020 (May 7, 2020)

TRANSOCEAN LTD.

(Exact name of Registrant as specified in its charter)

Switzerland	001-38373	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Turmstrasse 30
Steinhausen, Switzerland	CH-6312

(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (41) 749-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol	Name of each exchange on which registered:
Shares, CHF 0.10 par value	RIG	New York Stock Exchange
0.50% Exchangeable Senior Bonds due 2023	RIG/23	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.06Material Impairments.

On May 8, 2020, Transocean Ltd. (the “Company”) announced that it intends to dispose of the following two rigs: the ultra-deepwater floater GSF Development Driller II and the midwater floater Transocean 712. These rigs are classified as held for sale. The Company expects to dispose of the Transocean 712 in an environmentally responsible way and is evaluating whether to sell the GSF Development Driller II to a third party or to dispose of it in an environmentally responsible way. As a result of the Company’s decision on May 8, 2020, to dispose of these two rigs, the Company concluded that it expects its second quarter 2020 results to include an estimated non-cash charge of approximately $420 million. As the Company continues to evaluate the long-term competitiveness of its fleet, additional rigs may be identified as candidates for disposal.

Item 3.02	Unregistered Sale of Equity Securities.

The information included under Item 5.03 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Company’s 2020 Annual General Meeting of Shareholders held on May 7, 2020 (the “AGM”), shareholders of the Company approved the Amended and Restated Transocean Ltd. 2015 Long-Term Incentive Plan (the “Amended LTIP”). Among other changes, the amendment and restatement of the Amended LTIP (i) reserved an additional 30,000,000 Transocean Ltd. shares, par value CHF 0.10 per share (“Shares”), issuable pursuant to awards under the plan, (ii) expanded the minimum 1-year vesting requirement to apply to all awards issued under the plan, while excluding 5% of Shares reserved under the plan from the restriction, and (iii) removed certain outdated provisions.

As described in an amendment to the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 24, 2020, the Company’s Board of Directors agreed to further amend the Amended LTIP (as further amended and restated, the “Amended and Restated LTIP”) to (i) prohibit the payment of dividends on unvested restricted shares and (ii) remove broad Compensation Committee discretion to treat a “Change of Control” as a specific vesting event. On May 8, 2020, the Company’s Board of Directors approved and adopted the Amended and Restated LTIP. The summary of the Amended and Restated LTIP is subject to and qualified in its entirety by reference to the full text of the Amended and Restated LTIP, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 7, 2020, the Company’s Articles of Association were amended (as amended, the “Articles of Association”) to reflect (i) changes in the Company’s total outstanding share capital resulting from (A) the previous issuance of 1,388,848 Shares out of conditional capital in connection with the exercise of exchangeable bonds previously issued by Transocean Inc., our wholly-owned subsidiary, and (B) the issuance of 21,703,889 Shares that were subscribed for on May 7, 2020 by Transocean Inc. (“Treasury Shares”), and (ii) the approval by our shareholders at the AGM of the proposal to increase the total number of Shares issuable out of authorized share capital (collectively, the “Amendments”).

The Treasury Shares are being purchased at par value for a total consideration of $2,170,389 and will be used solely to satisfy obligations pursuant to our equity benefit plans. The issuance of the Treasury Shares is exempt pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Following the Amendments, our Articles of Association reflect a share capital of CHF 63,967,441.40 divided into 639,674,414 fully paid registered Shares.

The foregoing description of the Articles of Association and the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles of Association, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07Submission of Matters to a Vote of Security Holders.

The Company held its 2020 AGM on May 7, 2020, in Steinhausen (Zug), Switzerland. Shareholders took action on the following matters at the AGM:

1.    Proposal regarding the approval of the 2019 Annual Report, including the Audited Consolidated Financial Statements of Transocean Ltd. for Fiscal Year 2019 and the Audited Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2019.

For	Against	Abstain
425,770,661	5,918,455	7,171,582

This item was approved.

2.    Proposal regarding the discharge of the Members of the Board of Directors and the Executive Management Team from liability for activities during Fiscal Year 2019.

For	Against	Abstain	Broker Non-Votes
231,543,079	7,653,397	37,037,667	162,626,555

This item was approved.

3.    Proposal regarding the appropriation of the accumulated loss for Fiscal Year 2019.

For	Against	Abstain
416,106,599	13,378,467	9,375,632

This item was approved.

4.    Proposal regarding increase in total number of shares authorized for issuance.

For	Against	Abstain
391,146,472	37,862,159	5,789,552

This item was approved.

5.    Proposals regarding the election of 11 directors for a term extending until completion of the next Annual General Meeting.

Name of Nominee for Director	For	Against	Abstain	Broker Non-Votes
Glyn A. Barker	270,271,460	3,539,608	2,423,075	162,626,555
Vanessa C.L. Chang	269,750,805	4,023,542	2,459,796	162,626,555
Frederico F. Curado	221,720,492	52,031,120	2,482,531	162,626,555
Chadwick C. Deaton	260,090,984	13,655,868	2,487,291	162,626,555
Vincent J. Intrieri	269,157,430	4,550,980	2,525,733	162,626,555
Samuel J. Merksamer	269,515,153	4,249,399	2,469,591	162,626,555
Frederik W. Mohn	270,056,440	3,649,711	2,527,992	162,626,555
Edward R. Muller	268,869,936	4,884,873	2,479,334	162,626,555
Diane de Saint Victor	270,125,638	3,574,488	2,534,017	162,626,555
Tan Ek Kia	259,219,461	14,539,996	2,474,686	162,626,555
Jeremy D. Thigpen	269,843,079	4,053,748	2,337,316	162,626,555

Each of the 11 persons listed above was duly elected as a director of the Company to hold office until the completion of the 2021 Annual General Meeting of Shareholders.

6.    Proposal regarding the election of the Chairman of the Board of Directors for a term extending until completion of the next Annual General Meeting.

Name of Chairman Nominee	For	Against	Abstain	Broker Non-Votes
Chadwick C. Deaton	270,151,930	3,668,125	2,414,088	162,626,555

Chadwick C. Deaton was elected Chairman of the Board of Directors of the Company to hold office until the completion of the 2021 Annual General Meeting of Shareholders.

7.    Proposal regarding the election of the members of the Compensation Committee, each for a term extending until completion of the next Annual General Meeting.

Name of Compensation Committee Nominee	For	Against	Abstain	Broker Non-Votes
Glyn A. Barker	269,525,739	4,105,981	2,602,423	162,626,555
Samuel J. Merksamer	268,794,723	4,915,079	2,524,341	162,626,555
Tan Ek Kia	258,730,706	14,924,671	2,578,766	162,626,555

Each of the three persons listed above were duly elected to serve as a member of the Compensation Committee of the Company to hold office until completion of the 2021 Annual General Meeting of Shareholders.

8.    Proposal regarding the reelection of the independent proxy for a term extending until completion of the next Annual General Meeting.

For	Against	Abstain
418,075,663	14,048,881	6,736,154

This item was approved.

9.    Proposal regarding the appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for Fiscal Year 2020 and reelection of Ernst & Young Ltd, Zurich, as the Company's Auditor for a further one-year term.

For	Against	Abstain
425,252,276	10,008,572	3,599,850

This item was approved.

10.    Proposal regarding the advisory vote to approve Named Executive Officer compensation.

For	Against	Abstain	Broker Non-Votes
263,875,097	10,073,661	2,285,385	162,626,555

This item was approved.

11.    (a) Proposal regarding ratification of the maximum aggregate amount of compensation of the Board of Directors for the period between the 2020 Annual General Meeting and the 2021 Annual General Meeting.

For	Against	Abstain	Broker Non-Votes
265,697,739	7,534,955	3,001,449	162,626,555

This item was approved.

11.    (b) Proposal regarding the ratification of the maximum aggregate amount of compensation of the Executive Management Team for Fiscal Year 2021.

For	Against	Abstain	Broker Non-Votes
264,684,773	8,708,187	2,841,183	162,626,555

This item was approved.

12.   Proposal regarding the approval of the Amended and Restated Transocean Ltd. 2015 Long-Term Incentive Plan.

For	Against	Abstain	Broker Non-Votes
264,903,659	8,914,194	2,416,290	162,626,555

This item was approved.

Item 9.01Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

3.1	Articles of Association of Transocean Ltd.
10.1	Amended and Restated Transocean Ltd. 2015 Long-Term Incentive Plan
104	Cover Page Interactive Data File (formatted as inline XBRL).

Forward-Looking Statements

The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements could contain words such as “possible,” “intend,” “will,” “if,” “expect,” or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, timing of the company’s newbuild deliveries, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the fluctuation of current and future prices of oil and gas, the global and regional supply and demand for oil and gas, the intention to scrap certain drilling rigs, the success of our business following prior acquisitions, the effects of the spread of and mitigation efforts by governments, businesses and individuals related to contagious illnesses, such as COVID-19, and other factors, including those and other risks discussed in the company’s most recent Annual Report on Form 10-K for the year ended December 31, 2019, and in the company’s other filings with the SEC, which are available free of charge on the SEC’s website at: www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: May 11, 2020	By:	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person